Equitable Financial Group, Inc.

Analysis of Proposed Merger with
1st United Bancorp, Inc.

October 1, 2007

THE CARSON MEDLIN COMPANY

INVESTMENT BANKERS

Independent Advisors to Independent Banks Since 1991

Tampa, Florida	Raleigh, North Carolina	Houston, Texas

Member: FINRA and SIPC

Equitable Financial Group, Inc.
Transaction Summary	Confidential

Consideration:

1st United Bancorp, Inc. (“1st United”) will pay total consideration of $55,600,000 for all of the outstanding common stock and stock options of Equitable Financial Group, Inc. (“EFGI”). The aggregate consideration equates to a value of $101.29 per share for each outstanding EFGI share.

Form of Consideration:	1st United will pay its consideration in the form of 1st United common stock valued at $14.50 per share and cash, subject to a mix of no less than 50% stock and 50% cash.

Shareholder Election:	EFGI shareholders will have the ability to elect the form of consideration received, subject to certain exceptions. See page 2.

Stock Options:	EFGI option holders will receive cash of approximately $61.29 per option representing the difference between $101.29 and the $40.00 exercise price of the options.

Break Up Fee:

The merger agreement contains a breakup fee of $2,250,000. As defined in the agreement, this fee would be payable to 1st United by EFGI if EFGI sells to another party or agrees to sell to another party subsequent to the agreement.

Contingencies:	Board Approval Regulatory Approval Shareholder Approval

Expected Closing:	First Quarter 2008

THE CARSON MEDLIN COMPANY	1

Equitable Financial Group, Inc.
Analysis of Purchase Price	Confidential

	Factor	Price
Aggregate Purchase Price		$55,600,000
Profit in Options Paid In Cash ($101.29-$40.00=$61.29 per share)		$3,248,370

Consideration Available to Common Shareholders		$52,351,630
Indicated Fully Diluted Price Per Share*		$101.29

Consideration Paid in Cash	50%	$26,175,815
Consideration Paid in Stock	50%	$26,175,815
Shares of 1st United (at $14.50 per share)		1,805,228

Shareholder Consideration

	1st United Shares Received Per EFGI Share	Plus	Cash Received Per EFGI Share

Alternative 1: 1st United raised $11.5 million in capital

(a) 100% Stock	6.99	+	$0.00

(b) 50% Stock/50% Cash	3.49	+	$50.69

(c) 35% Stock/65% Cash	2.44	+	$65.91

Alternative 2: 1st United fails to raise $11.5 in capital

(a) 100% Stock	6.99	+	$0.00

(b) 50% Stock/50% Cash	3.49	+	$50.69

* Per Share Value determined by following formula:
516,860X + 53,000(X-$40) = $55,600,000, where X is the fully diluted per share value

THE CARSON MEDLIN COMPANY	2

Equitable Financial Group, Inc.
Indicated Deal Pricing Multiples	Confidential

Total Deal Consideration	$55,600,000

Per Share to Common Shareholders	$101.29

	Equitable Data	Multiples for the Merger	Comparable Deal Multiples
			FL Average	SE Average

Multiple of Equitable Book Value

Stated Equity at 6/30/07	$24,142,000	2.30	2.59	2.34

Adjusted Book Value - 7.5% Equity/Assets*	$14,573,850	3.16	2.76	2.89

Excess Equity	$9,568,150

Multiple of Equitable Earnings

Trailing 12 Months	$3,216,000	17.3	22.4	22.9

Price as % of Equitable Assets

Assets at 6/30/07	$194,318,000	28.6%	24.1%	25.0%

Price as % of Equitable Deposits

Total Deposits at 6/30/07	$150,469,000	37.0%	30.2%	29.9%

Premium on Equitable Core Deposits

Total Deposits at 6/30/07	$150,469,000
CDs > $100,000	$27,060,000

Core Deposits at 6/30/07	$123,409,000
Purchase Premium Over Book Value	$31,458,000

Premium to Core Deposits		25.5%	28.2%	23.9%

          * Adjusted Book Value Multiple = Indicated Price ($55,600)-Excess Equity ($9,568)/Adjusted Book Value ($14,574)

THE CARSON MEDLIN COMPANY	3

Equitable Financial Group, Inc.
Recent Florida Merger Transactions	Confidential

						Announcement Terms
													Target Financials
				Date Announ.	Cash / Stock	Purch. Price ($mil)	Book %	Adj Book %	Price to Earnings X	Assets (%)	Deposits (%)	Deposit Prem. (%)	Assets ($000s)	ROA (%)	Equity/ Assets (%)	NPAs/ Assets (%)	Number of Branches
Target			Acquiror
	Name	City	Name

1	Old Florida Bankshares Inc.	Fort Myers	Bancshares of Florida Inc.	Aug-06	Mixed	83.4	295.8	305.6	28.4	25.6	29.6	NA	325,973	0.93	8.1	0.00	4

2	Vision Bancshares Inc.	Panama City	Park National Corp.	Sep-06	Mixed	169.6	298.0	299.0	18.6	24.4	28.5	27.8	695,726	1.39	7.5	0.40	15

3	Business Bank of Florida Corp	Melbourne	Reserve Finl Associates LLC	Sep-06	Cash	32.5	304.7	305.5	18.8	25.9	31.2	29.0	125,444	1.42	8.4	0.00	1

4	Signature Financial Hldgs	Saint Petersburg	Whitney Holding Corp.	Oct-06	Mixed	62.0	312.5	312.5	NM	24.0	29.3	27.3	258,314	0.80	7.2	0.26	7

5	Bay Financial SB FSB	Tampa	Cmnty Bk Investors of America	Oct-06	Cash	15.0	152.2	152.2	NM	25.7	36.2	17.3	71,470	0.87	32.0	4.16	1

6	Bank of Venice	Venice	TIB Financial Corp.	Nov-06	Mixed	16.6	198.4	257.8	NM	27.0	32.9	23.4	61,454	0.86	13.6	0.04	2

7	Valrico Bancorp Inc.	Valrico	Centerstate Banks of Florida	Nov-06	Mixed	40.4	260.9	299.4	19.8	26.9	32.3	23.2	150,146	1.31	10.0	0.00	4

8	Independent Community Bank	Tequesta	Sun American Bancorp	Nov-06	Mixed	40.9	294.1	359.0	20.9	33.3	41.5	30.9	122,672	1.52	11.3	0.00	1

9	United Heritage Bankshares	Orlando	Marshall & Ilsley Corp.	Dec-06	Stock	216.0	304.6	341.5	27.8	29.3	34.3	37.6	736,094	1.08	8.8	0.01	12

10	Bayside Financial Corp.	Port Saint Joe	Coastal Cmnty Investments Inc.	Dec-06	Cash	18.9	239.4	254.4	14.9	22.4	30.4	34.7	84,037	1.45	9.4	0.00	1

11	Bank of Tallahassee	Tallahassee	Florida Bank Group Inc.	Jan-07	Mixed	16.8	202.1	235.4	NM	22.8	27.0	20.9	73,788	0.47	11.3	0.00	3

12	BankFirst Bancorp Inc.	Winter Park	Bankshares Inc	Jan-07	Cash	80.0	451.5	451.5	22.2	24.1	29.2	25.4	332,423	2.25	8.2	0.00	7

13	People’s Community Bancshares	Sarasota	Superior Bancorp	Jan-07	Mixed	75.9	315.1	315.1	22.1	23.5	30.3	23.2	322,602	1.46	8.9	0.00	3

14	Commercial Bankshares Inc.	Miami	Colonial BancGroup Inc.	Jan-07	Mixed	317.1	331.5	357.8	24.7	30.6	37.7	42.5	1,035,361	1.20	8.7	0.00	14

15	Transatlantic Holding Corp	Miami	Banco Sabadell SA	Jan-07	Cash	175.0	349.0	353.2	20.0	30.2	35.3	43.0	580,255	1.59	8.6	0.23	7

16	Monticello Bancshares, Inc.	Jacksonville	CapitalSouth Bancorp	Feb-07	Mixed	41.2	205.9	205.9	28.8	18.1	26.4	NA	227,827	NA	10.0	NA	2

17	Marco Community Bancorp Inc.	Marco Island	Investor group	May-07	Cash	23.2	190.6	190.6	21.4	25.7	30.2	NA	169,788	1.38	13.5	2.24	1

18	Cygnet Financial Corp	Ponte Vedra Bch	Florida Bank Group Inc.	May-07	Mixed	22.0	129.9	209.7	NM	19.9	26.0	13.8	110,737	(0.51)	10.5	0.00	1

19	R-G Crown Bank	Casselberry	Fifth Third Bancorp	May-07	Cash	338.0	86.9	86.9	NM	9.5	18.7	NA	3,017,583	(0.14)	12.9	1.51	33

20	Prime Bank	Melbourne	FBC Bancorp Inc.	Jun-07	NA	6.4	99.1	99.1	NM	14.8	17.5	NM	43,222	(0.58)	15.0	0.00	2

21	Total Bancshares Corp.	Miami	Banco Popular Español SA	Jul-07	Cash	300.0	348.4	348.4	21.6	22.1	32.6	36.2	1,357,365	1.54	6.3	0.08	14

22	Citrus & Chemical Bancorp.	Bartow	Colonial BancGroup Inc.	Jul-07	Mixed	204.0	333.9	333.9	25.6	23.3	27.2	23.5	875,587	0.84	7.0	0.13	10

						Average	259.3	276.1	22.4	24.1	30.2	28.2	489,903	1.01	10.8	0.43	7
						Median	295.0	302.4	21.6	24.3	30.2	27.3	243,071	1.20	9.1	0.00	4

THE CARSON MEDLIN COMPANY	4

Equitable Financial Group, Inc.
Recent Southeast Merger Transactions	Confidential

								Announcement Terms
															Target Financials
						Date Announ.	Cash / Stock	Purch. Price ($)	Book %	Adj. Bk. %	Price to Earnings X	Assets (%)	Deposits (%)	Deposit Prem. (%)	Assets ($)	ROA (%)	Equity/ Assets (%)	NPAs/ Assets (%)	# of Branches
Target				Acquiror
	Name	City	State	Name	State

1	Piedmont Bancshares Inc.	Atlanta	GA	PrivateBancorp Inc.	IL	Aug-06	Mixed	46.6	317.3	317.3	25.8	21.5	26.3	23.6	217,048	0.93	7.62	0.00	1

2	Business Bank of Florida Corp	Melbourne	FL	Reserve Finl Associates LLC	OH	Sep-06	Cash	32.5	304.7	332.9	18.8	25.9	31.2	29.0	125,444	1.42	8.44	0.00	1

3	Potomac Bank of Virginia	Fairfax	VA	Sandy Spring Bancorp Inc.	MD	Oct-06	Mixed	66.0	257.1	322.9	NM	26.7	34.4	28.5	247,414	0.66	9.96	0.06	4

4	Valrico Bancorp Inc.	Valrico	FL	Centerstate Banks of Florida	FL	Nov-06	Mixed	40.4	260.9	326.0	19.8	26.9	32.3	23.2	150,146	1.31	9.96	0.00	4

5	Independent Community Bank	Tequesta	FL	Sun American Bancorp	FL	Nov-06	Mixed	40.9	294.1	393.5	20.9	33.3	41.5	30.9	122,672	1.52	11.33	0.00	1

6	Bank of Richmond NA	Richmond	VA	Gateway Financial Holdings	VA	Jan-07	Mixed	55.8	280.6	396.6	27.1	33.2	37.5	32.8	168,446	1.37	10.88	0.00	6

7	First Haralson Corp.	Buchanan	GA	WGNB Corp.	GA	Jan-07	Mixed	46.3	271.5	271.5	19.7	23.4	27.4	21.9	205,003	1.13	9.78	0.01	8

9	Allied Bancshares Inc.	Cumming	GA	Buckhead Community Bancorp	GA	Mar-07	Mixed	53.6	277.7	361.0	23.6	28.1	31.8	45.4	190,831	NA	8.51	NA	2

10	Marco Community Bancorp Inc.	Marco Island	FL	Investor group		May-07	Cash	23.2	190.6	190.6	21.4	25.7	30.2	NA	169,788	1.38	13.51	2.24	1

11	Cygnet Financial Corp	Ponte Vedra Beach	FL	Florida Bank Group Inc.	FL	May-07	Mixed	22.0	129.9	224.4	NM	19.9	26.0	13.8	110,737	(0.51)	10.54	0.00	1

12	Cardinal State Bank	Durham	NC	Yadkin Valley Financial	NC	Jun-07	Mixed	41.8	192.7	246.2	NM	21.7	25.5	16.3	192,832	0.65	10.71	0.53	4

13	North Atlanta National Bank	Alpharetta	GA	Shinhan Financial Grp		Jun-07	Cash	29.0	217.8	276.1	20.9	20.8	23.6	19.8	139,495	0.66	7.58	0.53	1

14	First Natl Bk of Centerville	Centerville	TN	Community First Inc.	TN	Aug-07	Cash	22.8	152.5	202.0	23.7	22.2	26.2	10.0	102,595	0.93	14.57	1.18	2

15	Carolina National Corp.	Columbia	SC	First National Bancshares Inc.	SC	Aug-07	Mixed	59.3	176.6	263.6	29.7	26.3	30.8	25.0	225,666	0.91	14.01	0.27	5

16	TSB Financial Corp.	Charlotte	NC	SCBT Financial Corp.	SC	Aug-07	Mixed	43.4	256.3	292.5	NM	22.5	27.3	24.4	192,940	0.51	8.06	NA	4

17	TransCommunity Financial Corp.	Glen Allen	VA	Community Bnkrs Acq Corp	VA	Sep-07	Stock	48.5	160.9	214.8	NM	22.6	26.4	13.8	214,721	(0.59)	13.98	NA	5

								Average	233.8	289.5	22.9	25.0	29.9	23.9	173,486	0.82	10.6	0.37	3
								Median	256.7	284.3	21.4	24.6	28.8	23.6	180,310	0.93	10.3	0.01	3

THE CARSON MEDLIN COMPANY	5

Equitable Financial Group, Inc. Summary of 1st United Bancorp, Inc. Potential Stock Value	Confidential

($ millions, except per share data)

									Disct Rate
			Growth	Projected
Year		Assets	Rate	Earnings	ROAA	Dividends	Equity		14%

6/30/07A		$194.308						$24.142
2007E		$202.000	4.0%	$3.335	1.70%	$0.334		$20.887	$0.312
2008E		$222.200	10.0%	$3.606	1.70%	$0.361		$25.553	$0.296
2009E		$244.420	10.0%	$3.966	1.70%	$0.397		$33.368	$0.286
2010E		$268.862	10.0%	$4.363	1.70%	$0.436		$40.680	$0.276
2011E		$295.748	10.0%	$4.799	1.70%	$0.480		$41.499	$0.266	Indicated Deal Value Per Fully Diluted Share - $101.29

	I.	Present Value of Dividend Stream							$1.436

	II.	Present Value of Sale of Control in 2011
		2011 Earnings						$4.799
		Price to earnings sale multiple						18.00

		Sales Price/ Present Value						86.385	$47.904

	III.	Total Present Value					$	millions	$49.340

							$	per share	$90.30

Source: Management and CMC Projections

	Price to Earnings Sale Multiples						Price to Adjusted Book Value Sale Multiples

90	16	17	18	19	20	90	2.50	2.75	3.00	3.25	3.50

13.0%	$84.04	$88.90	$93.76	$98.62	$103.48	13.0%	$82.00	$87.61	$93.23	$98.84	$104.46
14.0%	$80.96	$85.63	$90.30	$94.97	$99.64	14.0%	$79.00	$84.40	$89.79	$95.19	$100.59
15.0%	$78.03	$82.52	$87.01	$91.50	$95.99	15.0%	$76.14	$81.33	$86.52	$91.71	$96.90

THE CARSON MEDLIN COMPANY	6

Equitable Financial Group, Inc.
Contribution Analysis	Confidential

I. Income Statement ($000s) For the Six Months Ended June 30, 2007	1st United Bank	%	Equitable Financial	%	Proforma Consolidated

Net Interest Income	$7,425	58.2%	$5,327	41.8%	$12,752

Noninterest Income	1,094	72.3%	420	27.7%	1,514
Noninterest Expense	8,271	73.0%	3,054	27.0%	11,325

Core Earnings	$248	8.4%	$2,693	91.6%	$2,941

Loan Loss Provision	145	81.5%	33	18.5%	178

Pre-tax Income	$103	3.7%	$2,660	96.3%	$2,763
Taxes	0	0.0%	1,005	100.0%	1,005

Net Income	$103	5.9%	$1,655	94.1%	$1,758

II. Balance Sheet ($000s) As of June 30, 2007	1st United Bank	%	Equitable Financial	%	Consol.

Total Assets	$350,687	64.3%	$194,318	35.7%	$545,005
Loans, net of unearned income	$276,971	62.9%	$163,443	37.1%	$440,414
Total Deposits	$245,237	62.0%	$150,469	38.0%	$395,706
Shareholders’ Equity	$50,647	67.7%	$24,142	32.3%	$74,789
Tangible Shareholders’ Equity	$45,892	65.5%	$24,142	34.5%	$70,034

EFGI shareholders will own approximately 27% of the combined company based on the 50% stock issued as consideration.

THE CARSON MEDLIN COMPANY	7

Equitable Financial Group, Inc.
Equitable Financial Group, Inc. Financial Information	Confidential

	Six Mos 6/30/2007	Twelve Months Ended December 31,				Growth Rate
(Dollars in Thousands)		2006	2005	2004	2003	06-07	03-06

Balance Sheet Highlights
Total Assets	194,318	193,100	169,947	155,253	151,413	1%	8%
Total Loans	163,443	161,334	141,237	125,185	124,013	1%	9%
Total Deposits	151,307	146,686	127,818	126,654	123,948	3%	6%
Total Equity Capital	24,142	22,196	18,488	15,515	13,670	9%	18%
Loans/ Deposits (%)	108.0	110.0	110.5	98.8	100.1	(2%)	3%
Equity/ Assets (%)	12.4	11.5	10.9	10.0	9.0	8%	8%

Performance Measures
Net Income	1,655	3,037	2,377	1,828	1,845	9%	18%
ROAA	1.74	1.67	1.40	1.17	1.26
ROAE	14.2	14.7	13.9	16.3	14.5
Net Interest Margin	5.89	6.22	5.75	5.10	5.07
Efficiency Ratio	53.1	54.2	58.9	63.0	64.0

Asset Quality
NPAs/ Assets	0.00	1.56	1.56	0.51	0.00
NPAs/ (Loans+OREO)	0.00	1.84	1.86	0.63	0.00
Reserves/ Gross Loans	1.29	1.28	1.30	1.31	1.22
Net LCOs/ Avg Loans	(0.01)	0.17	0.01	(0.03)	(0.09)

Source: SNL Financial and Company data

THE CARSON MEDLIN COMPANY	8

Equitable Financial Group, Inc.
1st United Bancorp, Inc. Financial Information	Confidential

	Six Mos 6/30/2007	Twelve Months Ended December 31,				Growth Rate
(Dollars in Thousands)		2006	2005	2004	2003	07-06	06-03

Balance Sheet Highlights
Total Assets	350,655	332,209	246,747	143,200	66,578	6%	71%
Total Loans	276,971	256,929	190,768	89,838	39,579	8%	87%
Total Deposits	257,411	252,488	192,891	120,250	56,400	2%	65%
Total Equity Capital	50,647	50,912	39,703	25,101	8,863	-1%	79%
Loans/ Deposits (%)	107.60	101.76	98.90	74.71	70.18	6%	13%
Equity/ Assets (%)	14.44	15.33	16.09	17.53	13.31	-6%	5%

Performance Measures	Bank Only		Bank Only
Net Income	164	169	(466)	(3,580)	(4,596)	94%	nm
ROAA	0.10	0.06	(0.24)	(2.99)	(8.64)
ROAE	0.85	0.47	(2.04)	(22.91)	(84.18)
Net Interest Margin	4.85	5.23	4.54	3.62	2.93
Efficiency Ratio	95.8	96.9	101.3	176.2	225.6

Asset Quality
NPAs/ Assets	0.16	0.35	0.36	0.47	2.71
NPAs/ (Loans+OREO)	0.20	0.45	0.47	0.75	4.54
Reserves/ Gross Loans	0.78	0.84	0.99	1.48	2.58
Net LCOs/ Avg Loans	0.09	(0.03)	(0.27)	(0.10)	5.36

Source: SNL Financial and Company data

THE CARSON MEDLIN COMPANY	9

Equitable Financial Group, Inc.
Comparable Peer Group Analysis	Confidential

Southeastern Independent Bank Review ™

		Market Ratios				Balance Sheet Highlights				Performance Ratios

		9/26/07				$millions (6/30/07)				For the Six Months Ended 6/30/07

State Averages	# of Banks	Price to Earnings X	Price to Book X	Price to Assets %	Dividend Yield %	Assets $	Loans $	Deposits $	Equity $	ROA %	ROE %	Net Int. Margin %	Equity / Assets %	NPA Ratio %	Efficiency Ratio %

Alabama	3	18.1	1.65	16.5	3.5	900	591	711	90	0.56	6.3	4.55	10.0	2.57	58.6
Florida	8	18.7	1.69	14.5	1.6	822	626	654	82	0.67	7.9	3.89	8.8	0.86	72.3
Georgia	5	17.9	1.65	14.2	2.7	832	633	657	82	0.95	10.7	3.94	8.9	2.04	64.2
North Carolina	17	16.5	1.59	14.0	2.9	970	738	766	91	0.88	9.6	3.94	9.1	0.66	63.0
South Carolina	8	14.6	1.54	15.1	3.0	465	351	368	45	0.94	9.7	4.07	9.8	0.57	65.8
Tennessee	6	17.0	1.68	16.2	1.7	1,348	1,046	1,026	143	1.10	11.0	4.36	9.8	0.42	57.4
Virginia	13	13.7	1.50	13.9	2.7	695	524	536	67	0.96	10.2	3.90	9.3	1.03	65.6

Southeastern Average	60	16.2	1.59	14.6	2.7	846	640	662	83	0.89	9.6	4.01	9.3	0.94	64.5
Southeastern Median	60	15.6	1.50	14.1	2.7	585	430	442	48	0.88	10.0	3.92	9.1	0.47	65.9

Equitable Financial Group, Inc.						194	163	151	24	1.75	14.3	5.89	12.4	0.00	53.1
1st United Bancorp, Inc.						351	277	245	51	0.10	0.9	4.85	14.4	0.20	97.1

Source: Carson Medlin’s Southeastern Independent Bank Review, updated as of 9/26/07

THE CARSON MEDLIN COMPANY	10

Equitable Financial Group, Inc.
1st United Bancorp Stock Value – Present Value of Earnings	Confidential

($ in millions, except per share)

		Growth Rate		Projected Earnings			Disct Rate

Year	Assets		ROAA		Dividends	Equity	13%

2006	$350.687					$50.647
2007	$372.000	6.1%	0.29%	$1.000	$0.000	$51.647	$0.941
2008	$465.000	25.0%	1.00%	$4.185	$0.000	$55.832	$3.484
2009	$581.250	25.0%	1.15%	$6.016	$0.000	$61.848	$4.432
2010	$668.438	15.0%	1.20%	$7.498	$0.000	$69.346	$4.889
2011	$735.281	10.0%	1.20%	$8.422	$0.000	$77.768	$4.859

Terminal Yr.	$772.045	5.0%	1.20%	$8.643
	I. Present Value of Earnings Stream						$18.605

	II. Present Value of Terminal Value (Proxy for Earnings in Perpetuity)
		Terminal Year Earnings				$8.643

		Capitalized Terminal Value (1)					$108.036

		Present Value of Capitalized Terminal Value					$55.162

	III. Total Indicated Present Value						$73.766

	III. Indicated Present Value - Per Share						$15.62

	Discount for Lack of Marketability						5.0%

	Present Value Per Share after DLOM						$14.84

(1) Capitalized Terminal Value =	$8.643	Source: Management and CMC Projections

(13%-5%)

THE CARSON MEDLIN COMPANY	11

Equitable Financial Group, Inc.
1st United Bancorp Stock Value	Confidential

INDICATIONS OF 1ST UNITED STOCK VALUE
INCOME APPROACH
Present Value of Future Earnings (see pg 6)	$14.84

MARKET APPROACH
Guideline Company Method

Capitalization of Book Value	Stated	Tangible

Book Value Per Share (6/30/07)	$10.72	$9.72
Price to Book Value Multiple (See pg 10)	1.50	1.50

Indicated Value	$16.08	$14.58
Discount for Lack of Marketability	5%	5%

Indicated Value Per Share	$15.28	$13.85

INDICATED RANGE OF VALUES	$13.85	$15.28

STOCK VALUE PER AGREEMENT		$14.50

Indicated Price to Book Value (6/30/07)
Stated Equity		1.35
Tangible Equity		1.49

THE CARSON MEDLIN COMPANY	12